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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 29, 2001 included in Alcide Corporation's Form 10-K for the year ended May 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
April 8, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS